Exhibit 99.2

FOREST OIL CORPORATION
707 17TH STREET, SUITE 3600
DENVER, COLORADO 80202

September 20, 2011

Dear Forest Shareholder:

On September 6, 2011, the Board of Directors of Forest Oil Corporation, a New York corporation (“Forest”), approved the distribution, or spin-off, of Forest’s ownership interest in Lone Pine Resources Inc., a Delaware corporation (“Lone Pine”). We believe that the spin-off will allow Lone Pine to resolve capital expenditure constraints that prevent Lone Pine from pursuing the business development strategies that Lone Pine believes are most appropriate for optimal growth and operation.

As a result of the spin-off, each Forest shareholder will receive 0.61248511 of a share of common stock of Lone Pine, par value $0.01 per share (“Lone Pine Common Stock”), for each share of common stock of Forest, par value $0.10 per share (“Forest Common Stock”), held as of the close of business on September 16, 2011, the record date for the distribution. The distribution of shares of Lone Pine Common Stock will take place on September 30, 2011 (the “Distribution Date”). Fractional shares of Lone Pine Common Stock will not be issued. Forest shareholders will receive a cash payment in lieu of any fractional shares.

If you sell your shares of Forest Common Stock prior to or on the Distribution Date, you may also be selling your right to receive shares of Lone Pine Common Stock. You are encouraged to consult with your financial advisor regarding the specific implications of selling your shares of Forest Common Stock prior to or on the Distribution Date.

Following the spin-off, shares of Forest Common Stock will continue to trade on the New York Stock Exchange under the symbol “FST,” and shares of Lone Pine Common Stock will continue to trade on the New York Stock Exchange and the Toronto Stock Exchange under the symbol “LPR.” You need not take any action to receive your shares of Lone Pine Common Stock. You do not need to pay any consideration for the shares of Lone Pine Common Stock that will be distributed to you or surrender or exchange your shares of Forest Common Stock to receive the dividend of shares of Lone Pine Common Stock.  The Distribution will not affect the number of shares of Forest Common Stock that you hold.

The attached Information Statement provides you with important information concerning the distribution of shares of Lone Pine Common Stock, including (i) the U.S. federal income tax treatment of shares of Lone Pine Common Stock you will receive, (ii) the Canadian federal income tax treatment of shares of Lone Pine Common Stock you will receive, (iii) how we determined the number of shares you will receive, (iv) how fractional shares will be treated, (v) a brief description of the background and business of Lone Pine, and (vi) how you can obtain additional information about these matters.

On behalf of our Board of Directors, thank you for your continued interest in Forest Oil Corporation.

Sincerely,

H. Craig Clark
President and Chief Executive Officer

FOREST OIL CORPORATION
707 17TH STREET, SUITE 3600
DENVER, COLORADO 80202

INFORMATION STATEMENT

Spin-off of Lone Pine Resources Inc. by Forest Oil Corporation
through the Distribution of
Lone Pine Resources Inc. Common Stock

We are sending you this Information Statement because we are distributing our interest in Lone Pine Resources Inc., a Delaware corporation (“Lone Pine”). In this distribution, or spin-off (the “Distribution”), holders of shares of common stock of Forest Oil Corporation, a New York corporation (“Forest”), par value $0.10 per share (“Forest Common Stock”), will receive 0.61248511 of a share of common stock of Lone Pine, par value $0.01 per share (“Lone Pine Common Stock”), for each outstanding share of Forest Common Stock they own as of the close of business on September 16, 2011, the record date for the Distribution (the “Record Date”). The Distribution will be made on September 30, 2011 (the “Distribution Date”), subject to satisfaction or waiver of the conditions described below.

If you sell your shares of Forest Common Stock prior to or on the Distribution Date, you may also be selling your right to receive shares of Lone Pine Common Stock. You are encouraged to consult with your financial advisor regarding the specific implications of selling your shares of Forest Common Stock prior to or on the Distribution Date.

We believe that the Distribution generally will be tax free to our shareholders for U.S. federal income tax purposes and may also be tax-free for Canadian income tax purposes for our shareholders who are residents of Canada subject to certain applications and filings. See “Material U.S. Federal Income Tax Consequences” beginning on page 9 and “Material Canadian Federal Income Tax Consequences” beginning on page 14. You are urged to consult your own tax advisor to determine the particular tax consequences of the Distribution to you, including the applicability and effect of any U.S. and Canadian federal, state, provincial, local, and foreign tax laws.

No vote of Forest shareholders is required in connection with the Distribution. Therefore, you are not required to take any action. We are sending you this Information Statement, which contains information about the terms of the Distribution and Lone Pine, for your information only. Registered shareholders in the United States and Canada who would like more information should call our transfer agent, BNY Mellon Shareowner Services, toll-free at 1-888-213-0882. Registered shareholders outside the United States and Canada should call 201-680-6578.  Shareholders who hold their shares through brokers or other nominees should contact their brokers or other nominees directly.

Neither the Securities and Exchange Commission nor any state securities regulators, nor any Canadian or foreign securities regulatory authority, has approved or disapproved of the shares of Lone Pine Common Stock to be issued to you pursuant to this Distribution or determined if this Information Statement is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this Information Statement is September 20, 2011.

QUESTIONS AND ANSWERS REGARDING THE SPIN-OFF OF
LONE PINE RESOURCES INC.

1.                                      I own shares of Forest Common Stock.  What will I receive as a result of the spin-off? Forest will distribute 0.61248511 of a share of Lone Pine Common Stock for each share of Forest Common Stock outstanding as of the Record Date for the Distribution. The final distribution ratio was calculated by dividing the 70,000,000 shares of Lone Pine Common Stock to be distributed in the Distribution by the number of shares of Forest Common Stock outstanding on the Record Date.

2.                                      What do I need to do to receive my shares of Lone Pine Common Stock? No action is required by Forest shareholders to receive their shares of Lone Pine Common Stock. The Distribution will be made on the Distribution Date.

3.                                      What is the Record Date for the Distribution, and when will the Distribution occur? The Record Date is September 16, 2011, and ownership of shares of Forest Common Stock is determined as of the close of business on that date. Shares of Lone Pine Common Stock will be distributed on September 30, 2011. We refer to this date as the Distribution Date.

4.                                      What do I have to do to participate in the Distribution? No vote of Forest shareholders is required in connection with the Distribution. Therefore, you are not required to take any action.  You will receive 0.61248511 of a share of Lone Pine Common Stock for each share of Forest Common Stock held as of the close of business on the Record Date and a cash payment in lieu of any fractional shares. You may also participate in the Distribution if you purchase shares of Forest Common Stock in the “regular way” market and retain your shares of Forest Common Stock through the Distribution Date.

5.                                      If I sell my shares of Forest Common Stock before the Distribution Date, will I still be entitled to receive shares of Lone Pine Common Stock in the Distribution? From the Record Date and up to and including the Distribution Date, there will be two markets in shares of Forest Common Stock and Lone Pine Common Stock, a “regular way” market and a “when-issued” market.  Shares of Forest Common Stock that trade on the regular way market will carry an entitlement to the special stock dividend of shares of Lone Pine Common Stock.  Therefore, if you own shares of Forest Common Stock and sell those shares on the regular way market prior to or on the Distribution Date, you will also be selling your right to receive the special stock dividend of shares of Lone Pine Common Stock.  The New York Stock Exchange authorized a when-issued market for Forest Common Stock, which commenced two business days prior to the Record Date on September 14, 2011. Shares of Forest Common Stock that trade on the when-issued market under the symbol “FSTwi” trade without the right to receive shares of Lone Pine Common Stock in connection with the Distribution.  A when-issued market for the shares of Lone Pine Common Stock to be distributed in the spin-off commenced on September 14, 2011 on both the New York Stock Exchange under the symbol “LPRwi” and the Toronto Stock Exchange under the symbol “LPR.W.”  If you sell your shares of Forest Common Stock prior to or on the Distribution Date, you may also be selling your right to receive shares of Lone Pine Common Stock. You are encouraged to consult with your financial advisor regarding the specific implications of selling your shares of Forest Common Stock prior to or on the Distribution Date.

6.                                      How will the spin-off affect the number of shares of Forest Common Stock I currently hold? The number of shares of Forest Common Stock held by a shareholder will be unchanged. On the Distribution Date, Forest shareholders will receive 0.61248511 of a share of Lone Pine Common Stock for each share of Forest Common Stock that they own as of the close of business on the

Record Date and a cash payment in lieu of any fractional shares. The market value of each share of Forest Common Stock, however, will adjust to reflect the Distribution and, hence, the loss of the value of the Lone Pine Common Stock.

7.                                      What are the U.S. federal income tax consequences of the Distribution to Forest shareholders? Forest has obtained a private letter ruling from the U.S. Internal Revenue Service (“IRS”) and an opinion of its outside tax advisor, in each case, reasonably acceptable to Forest’s Board of Directors that the Distribution should qualify for U.S. federal income tax purposes as a tax-free distribution to its shareholders, except for any cash received in lieu of a fractional share of Lone Pine Common Stock.  A non-U.S. shareholder that beneficially owns or has owned more than five percent of the Forest Common Stock during the five-year period preceding the Distribution (or if shorter, the shareholder’s holding period) is subject to special tax rules and may be subject to U.S. federal income tax on the Distribution.  You should consult your own tax advisor regarding the tax consequences of the Distribution to you in light of your particular circumstances, including the applicability and effect of any U.S. federal, state and local, and foreign tax laws.  Forest will provide its U.S. shareholders with information to enable them to compute their tax basis in both Forest Common Stock and Lone Pine Common Stock. This information will be posted under the Investor Relations tab on Forest’s website at www.forestoil.com and Lone Pine’s website at www.lonepineresources.com on or about October 3, 2011.  See “Material U.S. Federal Income Tax Consequences” below for more information.

8.                                      What are the Canadian federal income tax consequences of the Distribution to Forest shareholders?  The distribution of the shares of Lone Pine Common Stock to Canadian resident shareholders will give rise to income for such shareholders for Canadian tax purposes.  However, in certain circumstances, the Canadian Income Tax Act provides that the distribution of shares to Canadian resident shareholders in a U.S. tax-free spin-off can be a tax-free eligible distribution for Canadian income tax purposes subject to the U.S. distributing corporation making an application to the Canada Revenue Agency (the “CRA”) and the CRA concluding that the requirements for tax-free treatment have been met, and the Canadian resident shareholders filing an election and providing additional information to the CRA with their income tax returns for the taxation year in which the spin-off occurs.  There is no assurance that Forest will make an application to the CRA to have the Distribution be a tax-free transaction in Canada for Canadian resident shareholders or that the CRA will determine that the Distribution qualifies for tax-free treatment in Canada.  If Forest makes such an application and the CRA determines to allow the Distribution to be tax-free, notice of the CRA’s determination with respect to the Distribution will be posted under the Investor Relations tab on Forest’s website at www.forestoil.com and Lone Pine’s website at www.lonepineresources.com. If you are a Canadian resident shareholder, you should consult your own Canadian tax advisors concerning the particular tax consequences of the Distribution to you, including the application of Canadian federal, provincial, and foreign tax laws.  See “Material Canadian Federal Income Tax Consequences” below for more information.

9.                                      When will I receive my shares of Lone Pine Common Stock? Will I receive a stock certificate for shares of Lone Pine Common Stock distributed as a result of the spin-off? Registered holders of shares of Forest Common Stock who are entitled to receive the Distribution will receive a book-entry account statement reflecting their ownership of shares of Lone Pine Common Stock. For additional information, registered shareholders in the United States and Canada should contact Forest’s transfer agent, BNY Mellon Shareowner Services, at 1-888-213-0882. Registered shareholders from outside the United States and Canada may call 201-680-6578.

10.                               What if I hold my shares of Forest Common Stock through a broker, bank, or other nominee? Forest shareholders who hold their shares of Forest Common Stock through a broker, bank, or other nominee will have their brokerage account credited with shares of Lone Pine Common Stock. For additional information, those shareholders should contact their broker, bank, or other nominee directly. Questions regarding the Distribution can also be directed to our transfer agent, BNY Mellon Shareowner Services, at 1-888-213-0882.

11.                               What if I have stock certificates reflecting my shares of Forest Common Stock? Should I send them to the transfer agent or to Forest? No, you should not send your stock certificates to the transfer agent or to Forest. You should retain your Forest stock certificates. No certificates representing your shares of Lone Pine Common Stock will be mailed to you. Lone Pine Common Stock will be issued as uncertificated shares registered in book-entry form through the direct registration system.

12.                               Will Forest and Lone Pine enter into any agreements in connection with the Distribution? Forest and Lone Pine do not intend to enter into any additional agreements in connection with the Distribution.  In connection with the initial public offering of Lone Pine (the “IPO”) on June 1, 2011, Forest and Lone Pine entered into certain agreements governing the ongoing relationship between Forest and Lone Pine following the IPO and in anticipation of the Distribution.  These agreements include a separation and distribution agreement, a transition services agreement, a tax sharing agreement, and an employee matters agreement.  Each of these agreements was filed as an exhibit to Forest’s and Lone Pine’s Current Reports on Form 8-K dated May 25, 2011.

Additional frequently asked questions and other information are available under the Investor Relations tab on Forest’s website at www.forestoil.com and Lone Pine’s website at www.lonepineresources.com.

INFORMATION ABOUT THE DISTRIBUTION

The Distribution

On September 6, 2011, our Board of Directors approved the Distribution of our interest in Lone Pine. To effect the Distribution, our Board of Directors declared a dividend on shares of Forest Common Stock consisting of 70,000,000 shares of Lone Pine Common Stock owned by us. On the Distribution Date, we will distribute, on a pro rata basis, all of the shares of Lone Pine Common Stock that we own to our shareholders as a dividend. These shares represent approximately 82.3% of Lone Pine’s outstanding capital stock as of the Record Date.

On the Distribution Date, holders of shares of Forest Common Stock will be entitled to receive 0.61248511 of a share of Lone Pine Common Stock as a dividend on each outstanding share of Forest Common Stock they own as of the close of business on the Record Date and a cash payment in lieu of any fractional shares.

You will not be required to pay any cash or other consideration for the shares of Lone Pine Common Stock that will be distributed to you or to surrender or exchange your shares of Forest Common Stock to receive the dividend of shares of Lone Pine Common Stock. The Distribution will not affect the number of shares of Forest Common Stock that you hold.

Conditions to the Distribution

We expect that the Distribution will be effective on September 30, 2011, provided that, among other things:

•                                          we have received a private letter ruling from the IRS and an opinion from our outside tax advisor, in each case, reasonably acceptable to our Board of Directors, to the effect that the Distribution should qualify for U.S. federal income tax purposes as a tax-free transaction under Sections 355 and 368(1)(D) of the Internal Revenue Code;

•                                          the Lone Pine Common Stock to be distributed in the Distribution will continue to have been accepted for listing on the New York Stock Exchange and Toronto Stock Exchange;

•                                          all material government approvals necessary to consummate the Distribution have been received and are in full force and effect; and

•                                          no order, injunction, or decree issued by any court or other governmental authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution will be in effect and no other event outside our control will have occurred or failed to occur that prevents the consummation of the Distribution.

Forest has obtained a private letter ruling from the IRS and an opinion of its outside tax advisor, in each case, reasonably acceptable to Forest’s Board of Directors, that the Distribution should qualify for U.S. federal income tax purposes as a tax-free distribution under Sections 355 and 368(1)(D) of the Internal Revenue Code to its shareholders.  Each of the opinion and private letter ruling satisfies the related condition to the Distribution.

The consummation of the Distribution will be subject to the satisfaction, or waiver by us in our sole and absolute discretion, of the conditions set forth above. Our determination regarding the satisfaction or waiver of any of such conditions will be conclusive.

Purpose of the Distribution

After much consideration, we believe that the separation of Lone Pine and Forest will benefit Lone Pine by allowing Lone Pine to resolve capital expenditure constraints that prevent Lone Pine from pursuing the business development strategies that Lone Pine believes are most appropriate for optimal growth and operation.

The Number of Shares You Will Receive

For each share of Forest Common Stock for which you are the holder of record as of the close of business on the Record Date, you will receive that number of shares of Lone Pine Common Stock equal to the quotient obtained by dividing the 70,000,000 shares of Lone Pine Common Stock to be distributed in the Distribution by the total number of shares of Forest Common Stock outstanding as of the close of business on the Record Date. Based on the number of shares of Forest Common Stock outstanding at such time, you will receive 0.61248511 of a share of Lone Pine Common Stock for each share of Forest Common Stock for which you were the holder of record as of the close of business on the Record Date and a cash payment in lieu of any fractional shares. The distributed shares of Lone Pine Common Stock will be fully paid and non-assessable and have no preemptive rights.

Trading Prior to or on the Distribution Date

If you sell your shares of Forest Common Stock prior to or on the Distribution Date, you may also be selling your right to receive shares of Lone Pine Common Stock that would have been distributed to you pursuant to the Distribution. You are encouraged to consult with your financial advisor regarding the specific implications of selling your shares of Forest Common Stock prior to or on the Distribution Date.

Transferability of Shares You Receive

The shares of Lone Pine Common Stock distributed to Forest shareholders will be freely transferable, except for shares received by persons who may be deemed to be “affiliates” of Lone Pine under the Securities Act of 1933, as amended (the “Securities Act”). Persons who may be deemed to be affiliates after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with, Lone Pine, and include its directors, certain of its officers, and significant shareholders. Lone Pine affiliates will be permitted to sell their shares of Lone Pine common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by the provisions of Rule 144 thereunder.

When and How You Will Receive the Dividend

We will pay the dividend on the Distribution Date by releasing our shares of Lone Pine Common Stock for distribution by BNY Mellon Shareowner Services, our distribution agent (the “Distribution Agent”). The Distribution Agent will cause the shares of Lone Pine Common Stock to which you are entitled to be registered in your name or in the “street name” of your bank or brokerage firm.

Registered Holders.  If you are the registered holder of shares of Forest Common Stock and hold your shares of Forest Common Stock either in physical form or in book-entry form, the shares of Lone Pine Common Stock distributed to you will be registered in your name and you will become the holder of record of that number of shares of Lone Pine Common Stock.

“Street Name” Holders.  Many Forest shareholders have shares of Forest Common Stock held in an account with a bank or brokerage firm. If this applies to you, that bank or brokerage firm (or its nominee) is the registered holder that holds the shares on your behalf. For shareholders who hold their shares of Forest Common Stock in an account with a bank or brokerage firm, the shares of Lone Pine Common Stock being distributed will be registered in the “street name” of your bank or broker, who in turn will electronically credit your account with the shares of Lone Pine Common Stock that you are entitled to receive in the Distribution. We anticipate that this will take three to eight business days after the Distribution Date. We encourage you to contact your bank or broker if you have any questions regarding the mechanics of having your shares of Lone Pine Common Stock credited to your account.

Fractional Shares.  Forest will not distribute any fractional shares of Lone Pine Common Stock to its shareholders. Instead, the Distribution Agent will aggregate fractional shares into whole shares, sell the whole shares in the open market at prevailing market prices, and distribute the aggregate cash proceeds of the sales, net of brokerage fees and other costs, pro rata (based on the fractional share such holder would otherwise be entitled to receive and reduced by any required tax withholding) to each holder who otherwise would have been entitled to receive a fractional share in the Distribution. Neither we, Lone Pine, nor the Distribution Agent are required to guarantee any minimum sale price for the fractional shares of Lone Pine Common Stock. The Distribution Agent, in its sole discretion, without any influence by Lone Pine or us, will determine when, how, through which broker-dealer, and at what price to sell the whole shares. Recipients of cash in lieu of fractional shares will not be entitled to any interest on the payment made in lieu of fractional shares.

Direct Registration System.  Lone Pine Common Stock will be issued as uncertificated shares registered in book-entry form through the direct registration system. No certificates representing your shares of Lone Pine Common Stock will be mailed to you. Under the direct registration system, instead of receiving stock certificates, you will receive a statement reflecting your ownership interest in shares of Lone Pine Common Stock. The Distribution Agent will begin mailing book-entry account statements reflecting your ownership of whole shares and the fractional shares for which you will receive cash promptly after the Distribution Date. You can obtain more information regarding the direct registration system by contacting Lone Pine’s transfer agent and registrar. Contact information for Lone Pine’s transfer agent and registrar is provided on page 16 of this Information Statement. If you are entitled to receive less than one share of Lone Pine Common Stock in the Distribution, a check will be included with your account statement. We currently estimate that it will take two to three weeks from the Distribution Date for the Distribution Agent to complete these mailings.

Employee Stock-Based Plans

In connection with the Distribution, all outstanding Forest equity compensation awards will receive an equitable adjustment to reflect the impact of the transaction on the price of shares of Forest Common Stock. The adjustments to each type of award currently outstanding pursuant to the Forest equity compensation plans are described below.

Stock option awards.  Each outstanding stock option award will be equitably adjusted in order to reflect the change in the value of shares of Forest Common Stock following the Distribution. The awards will be adjusted based upon a formula intended to adjust both the exercise price and the number of underlying shares of Forest Common Stock subject to the stock option award. The adjustment formula will ensure that each stock option award will be adjusted such that the ratio of the per-share exercise price to the per-share value of the shares of Forest Common Stock and the total intrinsic value of the stock option award after the adjustment is the same as the ratio was prior to the adjustment. Following the adjustment, the stock option awards will generally continue to be governed by their original terms and conditions.

The outstanding stock option awards currently held by Lone Pine’s employees are fully vested. Lone Pine employees who are still employed by Lone Pine on the Distribution Date will have a period of up to three months following the Distribution to exercise their vested stock option awards. However, if the employee is eligible for retirement upon the Distribution Date, then that employee will be given up to a full calendar year in which to exercise his or her vested stock option award. For employees who incur a termination of employment prior to the Distribution Date, the employee will be allowed to exercise his or her options in accordance with the terms and conditions regarding exercisability of the award within the individual award agreement governing that stock option award.

Restricted stock awards.  The holders of restricted stock awards will not receive an adjustment to their awards. Restricted stock award holders have the right to receive distributions relating to the underlying shares of Forest Common Stock as if they were holders of record of the underlying stock at the time of that distribution. Therefore, in connection with the Distribution, the restricted stock award holders will receive a distribution of shares of Lone Pine Common Stock that are fully vested.

Phantom stock unit awards.  Employees of Forest and Lone Pine who hold phantom stock unit awards will receive an adjustment to their awards in connection with the Distribution. The number of shares subject to the phantom stock unit award after the Distribution will be equal to the number of shares covered by the award prior to the Distribution multiplied by a fraction that reflects the difference in the fair market value of shares of Forest Common Stock prior to and following the Distribution.

Performance unit awards. The holders of performance unit awards will receive an adjustment to their awards in connection with the Distribution. The number of performance units subject to the award after the Distribution will be increased, and the initial value of the Forest Common Stock for purposes of measuring attainment of the applicable performance goal will be reduced, in a manner that is designed to preserve the value of such awards and reflect the effect of the Distribution on the fair market value of a share of Forest Common Stock.

Employee stock purchase plan.  For the calendar quarter in which the Distribution occurs, the price at which shares of Forest Common Stock may be purchased under Forest’s employee stock purchase plan will be adjusted to reflect the difference in the fair market value of shares of Forest Common Stock prior to and following the Distribution.

In addition to the adjustments described above, we anticipate that the number of shares available for issuance under Forest’s 2007 Stock Incentive Plan and certain other limitations under such plan will be increased to reflect the difference in the fair market value of Forest Common Stock prior to and following the Distribution.

Material U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences to Forest, Lone Pine, and U.S. Holders (as defined below) and Non-U.S. Holders (as defined below) of Forest Common Stock as a result of the Distribution.  This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder and judicial and administrative interpretations thereof, in each case as in effect and available as of the date of this Information Statement and all of which are subject to change at any time, possibly with retroactive effect. Any such change could affect the tax consequences described below.

This summary assumes that holders of Forest Common Stock hold such stock as a capital asset.  The summary does not address all of the potential U.S. federal income tax considerations that may be relevant to a particular holder of Forest Common Stock nor does it address tax considerations applicable to holders that are or may be subject to special treatment under the U.S. federal income tax laws, such as (without limitation) holders who acquired Forest Common Stock as compensation, insurance companies, financial institutions, certain former U.S. citizens or long-term residents of the United States, dealers in securities, tax-exempt organizations, or partnerships, other pass-through entities, and the owners thereof. In addition, no information is provided in this summary with respect to U.S. federal estate, gift, foreign, state, or local tax considerations.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds Forest Common Stock, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding Forest Common Stock, you should consult your own tax advisor as to the tax consequences of the Distribution to you.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of Forest Common Stock that is, for U.S. federal income tax purposes:

•                                          an individual citizen or resident of the United States;

•                                          a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof (or the District of Columbia);

•                                          an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•                                          a trust if (a) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust or (b) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

A Non-U.S. Holder is a beneficial owner of Forest Common Stock that is an individual, corporation, estate or trust that is not a U.S. Holder.

Tax-Free Status of the Distribution

Forest has received a private letter ruling from the IRS (the “Ruling”) and an opinion from its outside tax advisor (the “Tax Opinion”) substantially to the effect that, for U.S. federal income tax purposes, the Distribution should qualify as a tax-free transaction under Sections 368(a)(1)(D) and 355 of the Code.  Although the Ruling is generally binding on the IRS, if the factual representations or assumptions made in the Ruling are inaccurate or incomplete in any material respect, then Forest may not be able to rely on the Ruling.  Furthermore, the IRS does not rule on whether a distribution such as the Distribution satisfies certain legal requirements necessary to obtain tax-free treatment under Section 355 of the Code; rather, the IRS requires the requesting taxpayer to make certain representations with respect to those requirements.  Any inaccuracy of such representations made by Forest could invalidate the Ruling.

The Tax Opinion addresses legal requirements regarding the tax-free nature of the Distribution upon which the IRS did not rule.  However, the Tax Opinion was based on, among other things, certain assumptions and representations made by Lone Pine and Forest, which if incorrect or inaccurate in any material respect could jeopardize the conclusions reached in the Tax Opinion.  Moreover, the Tax Opinion is not binding on the IRS or the courts and is subject to other qualifications and limitations.

You are advised to consult your own tax advisor as to the specific U.S. federal income tax consequences to you of the Distribution in light of your particular situation and any tax consequences arising under the laws of any other taxing jurisdiction.

Material U.S. Federal Income Tax Consequences of the Spin-Off to Forest, Lone Pine, and U.S. Holders

Tax Consequences of the Distribution.  As described above, Forest has received the Ruling and Tax Opinion with respect to the U.S. federal income tax consequences of the Distribution. The Ruling and the Tax Opinion provide that:

•                                          No gain or loss should be recognized by (and no amount should be included in the income of) a U.S. Holder in connection with the Distribution, except with respect to fractional shares of Lone Pine Common Stock for which cash is received.

•                                          A U.S. Holder’s holding period for the Lone Pine Common Stock received in the Distribution should include the period for which that shareholder’s Forest Common Stock was held.

•                                          A U.S. Holder’s tax basis in the shares of Forest Common Stock will be allocated between the shares of Forest Common Stock and the shares of Lone Pine Common Stock received in the Distribution on the basis of the relative fair market values of Forest Common Stock and Lone Pine Common Stock at the time of the Distribution. The U.S. Holder’s basis in his or her Forest Common Stock should be decreased by the portion allocated to the Lone Pine Common Stock. Forest will provide its shareholders with information to enable them to compute their tax basis in both Forest and Lone Pine shares and other information they will need in order to report their receipt of Lone Pine Common Stock on their 2011 U.S. federal income tax return as a tax-free distribution. This tax information will be posted under the Investor Relations tab on Forest’s website at www.forestoil.com and Lone Pine’s website at www.lonepineresources.com, on or about October 3, 2011.

•                                          The receipt of cash in lieu of a fractional share of Lone Pine Common Stock should be treated as a sale of the fractional share of Lone Pine Common Stock, and a U.S. Holder should recognize a gain or loss equal to the difference between the amount of cash received and the shareholder’s basis in the fractional share of Lone Pine Common Stock, as determined above. The gain or loss should generally be a long-term capital gain or loss if the holding period for the fractional share of Lone Pine Common Stock, as determined by reference to such shareholder’s holding period for its Forest Common Stock, as described above, is more than one year.

•                                          Neither Forest nor certain other members of its consolidated tax reporting group should recognize any gain or loss as a result of certain internal restructuring transactions undertaken in connection with the Distribution.

•                                         Neither Forest nor Lone Pine should recognize gain or loss on the Distribution.

•                                          Proper allocation of earnings and profits between Forest and Lone Pine will be made.

Notwithstanding the Ruling and Tax Opinion, the IRS could assert that the Distribution and/or certain related transactions do not qualify for tax-free treatment for U.S. federal income tax purposes.  If the IRS were successful in making such an assertion and the Distribution were not to qualify as a tax-free distribution, then each shareholder of Forest receiving shares of Lone Pine Common Stock in the Distribution would generally be treated as receiving a taxable distribution in an amount equal to the fair market value of the Lone Pine Common Stock received.  Any such taxable distribution would be treated as a dividend to the extent of Forest’s current and accumulated earnings and profits and, to the extent the distribution exceeds Forest’s earnings and profits, such excess would be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in its Forest Common Stock and then as capital gain.

Even if the Distribution otherwise qualifies as a tax-free distribution, it might be taxable to Forest under Section 355(e) of the Code if 50% or more of either the total voting power or the total fair market value of the stock of Forest or Lone Pine is acquired as part of a plan or series of related transactions that include the Distribution. If Section 355(e) applies as a result of such an acquisition, Forest would recognize a taxable gain as described above, but the Distribution would generally be tax-free to Forest’s shareholders.

Indemnification.  Under the tax sharing agreement between Forest and Lone Pine, Lone Pine has agreed to indemnify Forest and its affiliates if Lone Pine or any of its affiliates take, or fail to take, certain actions that could preclude the Distribution from qualifying as a tax-free distribution, including any such action, or failure to act, that results in an acquisition of 50% or more of Lone Pine Common Stock as described in the preceding paragraph.

Information Reporting.  Current Treasury Regulations require certain “significant” Forest shareholders (who immediately before the Distribution own at least 5% of the total outstanding common stock of Forest) who receive Lone Pine Common Stock pursuant to the Distribution to attach to his or her U.S. federal income tax return for the year in which the Distribution occurs a detailed statement setting forth such data as may be appropriate in order to show the applicability to the Distribution of Section 355 of the Code. In addition, all shareholders are required to retain permanent records relating to the amount, basis and fair market value of the stock they receive and to make those records available to the IRS upon request.  We will provide appropriate information to each holder of record of Forest Common Stock as of the close of business on the Record Date to allow these requirements to be met.

Material U.S. Federal Income Tax Consequences of the Spin-Off to Non-U.S. Holders

Tax Consequences of the Distribution.  As described above, Forest has received the Ruling and Tax Opinion with respect to the U.S. federal income tax consequences of the Distribution. Provided that the Distribution qualifies as a tax-free spin-off for U.S. federal income tax purposes, a Non-U.S. Holder receiving Lone Pine Common Stock in the Distribution generally will not be subject to U.S. federal income tax on any gain realized on the receipt of such stock provided that the exception described below regarding ownership of regularly traded stock of a corporation that is a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes is applicable to the Non-U.S. Holder.

Either Forest or Lone Pine will be a USRPHC if at any time during the shorter of the five-year period ending on the distribution date or the Non-U.S. Holder’s holding period, 50 percent or more of the fair market value of the respective company’s assets constitute “United States real property interests” within the meaning of the Code.  Forest believes that it currently is, and has been, a USRPHC at all times during the five-year period ending on the date of the Distribution. Lone Pine is not and will not be a USRPHC on a stand-alone basis either before or immediately after the Distribution.

Because Forest is a USRPHC but Lone Pine is not a USRPHC, the Distribution may be taxable to a Non-U.S. Holder even if the Distribution qualifies as a tax-free distribution, unless (i) Forest Common Stock is considered to be regularly traded on an established securities market and (ii) the Non-U.S. Holder beneficially owns or has owned five percent or less of Forest Common Stock at any time during the shorter of the five-year period ending on the Distribution Date or the Non-U.S. Holder’s holding period, taking into account both direct and constructive ownership under the applicable ownership attribution rules of the Code (the “Publicly Traded Stock Exception”). Forest believes that Forest Common Stock has been and is regularly traded on an established securities market for U.S. federal income tax purposes.  Non-U.S. Holders should consult their tax advisers to determine if they are more than five percent beneficial owners of Forest Common Stock under the rules described above, and if so, the U.S. federal income tax consequences of the Distribution to them.

If the Distribution were not to qualify as a tax-free distribution for U.S. federal income tax purposes, then each Non-U.S. Holder receiving shares of Lone Pine Common Stock would be subject to U.S. federal income tax at a rate of 30 percent of the gross amount of any such taxable distribution that is treated as a dividend, unless: (1) such dividend was effectively connected with the conduct of a trade or business, or, if an applicable income tax treaty so requires, is attributable to a permanent establishment, in which case regular graduated federal income tax rates would apply, and, in the case of a corporate Non-U.S. Holder, an additional branch profits tax at a 30 percent rate (or lower applicable treaty rate) may apply; or (2) the Non-U.S. Holder is entitled to reduced tax rates with respect to dividends pursuant to an applicable income tax treaty.

As discussed above under “—Material U.S. Federal Income Tax Consequences—Material U.S. Federal Income Tax Consequences of the Spin-Off to Forest, Lone Pine and to U.S. Holders—Tax Consequences of the Distribution,” a distribution of Lone Pine Common Stock in the spin-off that is not tax-free under Section 355 of the Code or treated as a dividend, as described above, would be treated as a nontaxable return of capital to the extent of the U.S. Holder’s adjusted tax basis in its Forest Common Stock and then as capital gain. A distribution of Lone Pine Common Stock to a Non-U.S. Holder that is treated as a nontaxable return of capital or results in a capital gain generally will not be subject to U.S. income tax so long as the Non-U.S. Holder qualifies for the Publicly Traded Stock Exception with respect to its Forest Common Stock.

Cash In Lieu of Fractional Shares.  A Non-U.S. Holder that meets the Publicly Traded Stock Exception generally will not be subject to regular U.S. federal income or withholding tax on gain realized on the receipt of cash in lieu of fractional shares of Lone Pine Common Stock in the Distribution, unless:

•                                          the gain is effectively connected with a United States trade or business of the Non-U.S. Holder (or, if an applicable income tax treaty so requires, is attributable to a permanent establishment in the United States maintained by that Non-U.S. Holder), in which case the Non-U.S. Holder will generally be taxed on such gain on a net income basis (that is, after allowance for applicable deductions) at the graduated rates that are applicable to United States persons and, in the case of a Non-U.S. Holder that is a corporation, such gain may also be subject to an additional branch profits tax at a 30 percent rate, unless the rate is reduced or eliminated by an applicable income tax treaty and the Non-U.S. Holder is a qualified resident of the treaty country; or

•                                          the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year in which the Distribution occurs and certain other conditions are met, in which case, the Non-U.S. Holder generally will be subject to a 30 percent tax on the gain realized from the receipt of cash in lieu of fractional shares, with such gains eligible to be offset by certain U.S.-source capital losses recognized in the same taxable year of the Distribution.

Information Reporting and Backup Withholding. Payments made to a Non-U.S. Holder in the Distribution may be subject to information reporting and backup withholding. Non-U.S. Holders generally may avoid backup withholding by furnishing a properly executed IRS Form W-8BEN (or other applicable IRS Form W-8) certifying the Non-U.S. Holder’s non-U.S. status or by otherwise establishing an exemption. Backup withholding is not an additional tax. Rather, Non-U.S. Holders may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund of any excess amounts withheld by timely and duly filing a claim for refund with the IRS.

The foregoing is a summary of certain U.S. federal income tax consequences of the Distribution under current law and is for general information purposes only. It does not purport to address all U.S. federal income tax consequences or tax consequences that may arise under the tax laws of other jurisdictions or that may apply to particular categories of shareholders. You should consult your tax advisor as to the particular tax consequences of the Distribution, including the application of U.S. federal, state, local and foreign tax laws, and the effect of possible changes in tax laws that may affect the tax consequences described above.

Material Canadian Federal Income Tax Consequences

The distribution of the shares of Lone Pine Common Stock to Canadian resident shareholders will be treated as a dividend-in-kind for Canadian income tax purposes, with the result that the value of the shares received by each Canadian resident shareholder will generally be fully included in income for Canadian income tax purposes, even if the transaction is tax-free for U.S. federal income tax purposes.  However, in certain circumstances, the Canadian Income Tax Act provides that the distribution of shares of Lone Pine Common Stock to Canadian resident shareholders in a U.S. tax-free spin-off can be a tax-free eligible distribution for Canadian income tax purposes. To qualify as a tax-free eligible distribution, Forest must provide certain required information (including the names and addresses of all Canadian resident shareholders) to the CRA, generally within six months following the spin-off so the CRA can determine whether the spin-off meets the Canadian tax law requirements for tax-free treatment in Canada.  Forest is considering making such an application to the CRA to allow the distribution of the shares of Line Pine Common Stock to be a tax-free transaction in Canada.  If Forest makes the application and the CRA concludes that the requirements for tax-free treatment have been met, to receive such treatment, the Canadian shareholders must also file an election and provide additional information to the CRA with their income tax returns for the taxation year in which the spin-off occurs.

To the extent that Forest makes the application and the CRA concludes that the transaction is a tax-free eligible distribution and a Canadian resident shareholder makes the necessary election with their income tax return, the shares of Lone Pine Common Stock received will not be included in the recipient shareholder’s income for Canadian income tax purposes, and the transaction will not give rise to any other immediate Canadian income tax consequences. Effectively, the recognition of any accrued gain in respect of the shares of Lone Pine Common Stock will be deferred until the shares are disposed of.  The Canadian resident shareholder will be required to adjust the cost amount of each of the shareholder’s original shares (the shares of Forest Common Stock) and the Canadian resident’s spin-off shares (the shares of Lone Pine Common Stock received on the eligible distribution in respect of the Forest Common Stock). Essentially, the Canadian resident shareholder’s cost amount of each original share as it stood immediately before the distribution will be allocated on a pro-rata basis to the original share and the spin-off share, based on their respective fair market values immediately after the Distribution.

There is no assurance that Forest will make an application to the CRA to have the Distribution be a tax-free transaction in Canada for Canadian resident shareholders or that the CRA will determine that the Distribution qualifies for tax-free treatment in Canada.  If Forest makes such an application and the CRA determines to allow the Distribution to be tax-free, notice of the CRA’s determination with respect to the Distribution will be posted under the Investor Relations tab on Forest’s website at www.forestoil.com and Lone Pine’s website at www.lonepineresources.com.  If you are a Canadian resident shareholder, you are advised to consult your own Canadian tax advisors concerning the particular tax consequences of the Distribution to you, including the application of Canadian federal, provincial, and foreign tax laws.

INFORMATION ABOUT LONE PINE

Overview of Lone Pine

Lone Pine is an independent oil and gas exploration, development, and production company with operations in Canada within the provinces of Alberta, British Columbia, and Quebec and the Northwest Territories. Lone Pine was incorporated under the laws of the State of Delaware on September 30, 2010, and until the completion of its initial public offering was a wholly-owned subsidiary of Forest. Lone Pine’s predecessor, Canadian Forest Oil Ltd., was acquired by Forest in 1996. As of December 31, 2010, Lone Pine had approximately 376 Bcfe of estimated proved reserves, of which approximately 71% was natural gas and approximately 55% was classified as proved developed.

Background of the Separation of Lone Pine from Forest

Prior to June 1, 2011, Lone Pine was a wholly-owned subsidiary of Forest. On June 1, 2011, Lone Pine completed an initial public offering of 15,000,000 shares of Lone Pine Common Stock at a price of $13.00 per share. As of the Record Date, Forest held approximately 82.3% of the outstanding shares of Lone Pine’s capital stock.

On September 6, 2011, our Board of Directors approved the Distribution to our shareholders of all of our holdings of Lone Pine Common Stock. On the Distribution Date, we will distribute all of the shares of Lone Pine Common Stock that we own to our shareholders as a dividend. Following the Distribution, Forest will no longer own any shares of Lone Pine Common Stock, and Lone Pine will be a fully independent company.

Lone Pine Common Stock is currently listed on the New York Stock Exchange and on the Toronto Stock Exchange under the symbol “LPR.” For a more complete description of Lone Pine Common Stock, you should review Lone Pine’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. See “Where You Can Find Additional Information,” below, for instructions on how to obtain these documents.

Lone Pine Transfer Agent and Registrar

The U.S. transfer agent and registrar for Lone Pine Common Stock is BNY Mellon Shareowner Services at its principal office in Jersey City, New Jersey, and the Canadian transfer agent and registrar is Equity Financial Trust Company at its principal offices in Calgary, Alberta and Toronto, Ontario. The telephone number of BNY Mellon Shareowner Services is (888) 213-0882, and the telephone number of Equity Financial Trust Company is (866) 393-4891. Following the Distribution, all correspondence regarding Lone Pine Common Stock should be sent to the following addresses:

Regular mail:	BNY Mellon Shareowner Services
480 Washington Boulevard
Jersey City, New Jersey 07310-1900

Regular mail:	Equity Financial Trust Company
200 University Avenue, Suite 400
Toronto, Ontario M5H 4H1
Canada

WHERE CAN YOU FIND ADDITIONAL INFORMATION

Lone Pine and Forest are each subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and accordingly, each company files registration statements, reports, proxy statements, and other information with the Securities and Exchange Commission (“SEC”), including financial statements. Lone Pine has been subject to the Securities Exchange Act reporting requirements for at least 90 days and is current in its reporting. If you would like more information about Lone Pine, we urge you to read Lone Pine’s reports filed with the SEC.

You may read and obtain copies (at prescribed rates) of Lone Pine’s and Forest’s reports at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain these reports at the SEC’s website at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

Lone Pine and Forest maintain websites that offer additional information about each company.

•                                          Visit Lone Pine’s website at http://www.lonepineresources.com

•                                          Visit our website at http://www.forestoil.com

Information contained on any website referenced in this Information Statement is not incorporated by reference into this Information Statement.